Exhibit (j)(2)

                          CONSENT OF ERNST & YOUNG LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 28 to File No. 33-65690; Amendment No. 29 to File No. 811-07850) of Allegiant Advantage Fund of our report dated July 18, 2008, included in the 2008 Annual Report to shareholders.


                                            /s/ Ernst & Young LLP
                                            ---------------------
                                             ERNST & YOUNG LLP

Philadelphia, Pennsylvania
September 28, 2009